SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                             AMENDED CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 26, 1997



                               GOLF VENTURES, INC.
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              Exact name of registrant as specified in its charter



       Utah                         0-21337                    87-0403864
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State or other jurisdiction     Commission File No.         IRS Employer ID #
of incorporation


           255 South Orange Avenue, Suite 1515, Orlando, Florida 32801
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               Address and zip code of principal executive offices



                                  407-245-7557
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                          Registrant's telephone number


   On February 23, 1998 Registrant filed a report on Form 8-K disclosing financial information about the reverse acquisition transaction with U.S. Golf Communities, Inc. as required by the Instructions to this Form and other applicable Commission Rules. Additional disclosures were made under several other items in the February 23, 1998 Report with information that was deemed important and useful to increase the information mix about the Registrant available in the public markets.

   Some corrections need to be made to the financial statements filed with the February 23, 1998 Report, and these are reflected in this Amended Report. Certain other information of current importance is also included in this Amended Report. Nothing material has been deleted from the February 23, 1998 Report through this Amended Report.

Item 1. Changes in Control of Registrant

   By an earlier filing on Form 8-K filed on or about November 26, 1997, the Company reported that it had closed on its reverse acquisition transaction with U.S. Golf Communities, Inc. The result of this transaction was that the shareholders of U.S. Golf Communities, Inc. received shares of the Company's new Series D Convertible Preferred Stock constituting approximately 81% of total common share votes of the Company and constituting approximately 81% of the total equity shares of the Company. U.S. Golf Communities, Inc. became a wholly owned subsidiary of the Company, and thereby the Company gained ownership of the assets and liabilities of U.S. Golf Communities, Inc.

   As provided in the Notes to this Form 8-K, audited financial information about U.S. Golf Communities, Inc. and pro forma combined financial information about the Company after the U.S. Golf Communities transaction were to be filed with the Commission within 75 days of the closing on November 26, 1997. This Form is filed to fulfill that requirement. (See Exhibits)

   In this regard, the current Directors and management of the Company are relying on financial records compiled and kept by the former Directors and management of the Company in presenting financial information for periods prior to November 26, 1997.


Item 2. Acquisition or Disposition of Assets

      On December 4, 1997, the Company executed and delivered a series of agreements that resulted in the Company acquiring 81% of the issued and outstanding stock of Pelican Strand Development Corporation ("Development") from Maricopa Hardy Development Group, Inc. in return for the issuance of 3,432,713 new restricted shares of authorized Company common stock. Development is the general partner of a Florida limited partnership which owns and operates the Pelican Strand golf and country club in Naples, Florida, the value of which the Company believed justified the purchase price. For the year ended December 31, 1997, the Company's share of Development's net operating loss would have been $(150,000) if the acquisition of the Company's interest had taken place on or before January 1, 1997.

   Shortly after this closing, the Commission's lawsuit against the Company was filed without prior notice to the Company. The pendency of the Commission's lawsuit resulted in the Company receiving notices from legal counsel for Maricopa Hardy Development Group of a desire to rescind the transaction. The Company is working to resolve the issues raised by Maricopa Hardy and its legal counsel. This acquisition will be accounted for under the purchase method of accounting. The Company's financial statements filed in its Annual Report on Form 10-KSB will reflect the Pelican Strand acquisition and results.

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

Item 3.  Bankruptcy or Receivership

   Not Applicable.


Item 4.  Changes in Registrant's Certifying Accountant

   On March 13, 1998, the Company formally terminated its independent auditor relationship with Jones Jensen & Co. (A response letter from Jones Jensen & Co. is attached to this filing as an exhibit.)

   Each of Jones, Jensen's reports on the financial statements of the Company for the fiscal years ended March 31, 1997 and 1996 were qualified as to uncertainty with respect to the Company's ability to continue as a going concern.

   The decision to change accountants was approved by the Company's Board of Directors.

   During the fiscal years ended March 31, 1997 and 1996, and during the period April 1, 1997 through March 13, 1998, there were no disagreements with Jones, Jensen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or any reportable event.

   On March 19, 1998, the Company formally engaged BDO Seidman LLP ("BDO") as its independent auditors who will audit and report on the financial statements of the Company for the fiscal year ended December 31, 1997. (A copy of the BDO engagement letter tin attached to this filing as an exhibit.)

   Prior to engaging BDO, neither the Company nor anyone acting on its behalf consulted with BDO regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements. In addition, during the Company's fiscal years ended March 31, 1997 and 1996, and the interim period from April 1, 1997 to March 13, 1998, neither the Company nor anyone acting on its behalf consulted with BDO with respect to any matters that were the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).


Item 5. Other Events

   In connection with the disclosures made herein concerning the Company's reverse acquisition transaction with US Golf, the Company makes the following clarifying disclosures of historical information which are designed to bring the information about the Company in the public markets to a state of currency and completeness as the Company prepares to file its first Annual Report on Form 10-KSB as a new combined entity with US Golf.

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

   The Company's Historical Connection with George Badger

   The Company was organized in 1983, primarily under the auspices of George Badger, and continued, under Mr. Badger's practical control, without significant operations until 1993.

   In 1990, Mr. Badger caused his affiliate, American Resource and Development Corporation ("ARDCO") (formerly known as Leasing Technology, Inc.) to acquire a large tract of land in Washington City, Utah and a large residential development in St. George, Utah. Duane Marchant, an experienced real estate professional who was involved with the St. George residential property acquired by ARDCO, was employed by ARDCO to develop all of these Southern Utah properties. In 1992, ARDCO concluded that the Company was the appropriate vehicle to hold and develop these Southern Utah properties, and ARDCO sold the Washington City project, and the St. George residential developments, then named Cotton Manor and Cotton Acres, to the Company in exchange for 654,746 new shares of the Company's common stock, which represented at that time approximately 86% of the Company's total outstanding shares. Thus ARDCO become the majority shareholder of the Company at this time. The Company also assumed $4,338,319 of debt to third parties in connection with the acquired properties. Mr. Marchant became the President of the Company, and continued in that capacity until the U.S. Golf transaction closed in November, 1997.

   Between its activation as an operating company in 1993 and the Summer of 1997, Mr. Badger continued to exercise control over the financial operations of the Company, including matters involving the issuance of securities and disclosures to the public. Mr. Badger and his affiliates have had no control over the business or affairs of the Company in a legal or practical sense since late Summer, 1997, although Mr. Badger or members of his family, and ARDCO, continue to be shareholders of the Company.

   On October 10, 1996, a criminal complaint was filed in the Southern District of New York against Mr. Badger charging him with a number of violations of law related to alleged unlawful and undisclosed compensation to securities brokers and promoters to induce them to cause customers to purchase securities issued by ARDCO and the Company. (The Company has learned that Mr. Badger has pleaded guilty to counts of: (i) conspiracy to commit securities fraud; (ii) securities fraud; (iii) criminal contempt; and (iv) perjury.)

   Upon learning of the criminal charges filed against Mr. Badger, the Company retained legal counsel, who conducted interviews of Company management. This legal counsel drafted a press release issued by the Company (dated October 18, 1996) stating that the Company was undertaking an investigation of Mr. Badger's activities involving the Company and its securities. Any impression of that press release of a far ranging and comprehensive independent investigation was corrected in a later press release (dated August 12, 1997), and the Company never completed or published a report on any such investigation.

   On advice of new legal counsel, the Company began to separate itself from ARDCO and Mr. Badger, through increasing physical separation and the continuing retention of independent counsel. Such separation was not completed until late in the Summer of 1997. By September 1997, the Company was able to relocate its executive offices to St. George, Utah, in one of the Company's model homes in the Cotton Manor development, and away from the office sharing arrangement with ARDCO that had been in place for the prior approximately ten years. All of these steps were taken by the Company in an effort to achieve practical and actual distance from ARDCO and Mr. Badger.

   In early 1997, U.S. Golf Communities, Inc. ("US Golf") retained Oppenheimer & Co., investment bankers, to locate a suitable public company merger partner. Later in 1997, Oppenheimer introduced US Golf to George Badger, Duane Marchant and the Company. An agreement in principle was reached in mid-1997 for the Company to acquire US Golf in a transaction that would give the shareholders of US Golf voting control of the Company. In August, 1997, a definitive agreement was signed with US Golf for the reverse acquisition. With the closing of the US Golf transaction on November 26, 1997, voting and financial control of the Company passed from ARDCO and its affiliates to the shareholders of US Golf, subject to ratification by the Company's shareholders at the next annual meeting.

   In late Summer, 1997, ARDCO made claims against the Company for reimbursements and other amounts arising in connection with the Company's early years and the introduction of US Golf to the Company. Mr. Badger caused approximately 860,000 shares to be issued to ARDCO in satisfaction of these claims. When the President of the Company learned of this stock issuance, he consulted with legal counsel and took action to cancel the shares, although the Company had already reported the issuance of these shares in its 10-Q report for the quarter ended June 30, 1997 with respect to a settlement in principle believed to have been reached with ARDCO. Thereafter, arm's length negotiations, through counsel, ensued between the Company and ARDCO, and have continued in an effort to explore and resolve this claim without litigation, and in an effort to create a complete legal and practical separation from ARDCO. During the Fall of 1997, the Company believed on several occasions that it understood the nature of the ARDCO claims and that a settlement in principle had been reached. The Company attempted in its filings with the Commission to disclose the agreements in principle it thought it had reached. Each time, however, the parties failed to consumate any agreement. For example, shortly before the closing of the U.S. Golf transaction, the Company believed that it had reached an agreement with ARDCO on this issue, and the then-President of the Company actually signed a written release agreement, subject to board approval. The Company reported the pending issuance of shares of common stock to ARDCO in filings with the Commission during October-December 1997. Subsequent to those filings, problems and issues arose causing the Company's Board of Directors to question the validity of the claims and to disapprove the signed settlement proposal. Recently ARDCO has indicated that its claims are for "services rendered" rather than based on past advances or reimbursement claims. Prior reports by the Company on this matter, which have characterized the ARDCO claim to be for past advances or reimbursements, may have been in error, but were based on what the Company was hearing from ARDCO at the time. Based on upon uncertainties inherent in the ARDCO claims, including the pending Commission action against the Company, ARDCO's management, and Mr. Badger, there is no assurance that the ARDCO claims can be resolved without litigation in the near future or at all.

   Between October 1996 and August 1997, the Company received and responded to two subpoenas from the Commission concerning Mr. Badger's relationships with the Company, and Messrs. Marchant and Spencer, the President and Secretary of the Company, respectively, gave sworn testimony to the Commission with respect to Mr. Badger's role in the Company.

   On December 18, 1997, the Commission filed a civil complaint against Mr. Badger alleging facts substantially similar to those alleged in Mr. Badger's criminal charges, discussed above, in Federal District Court in Salt Lake City. In the same complaint, the Company and certain former officers were alleged to have caused deficiencies in historical disclosure filings by the Company during the period of Mr. Badger's involvement with managing the Company, with regard to the Corporation's investigation of allegations against Mr. Badger, and with regard to the status of the Company's Red Hawk development in St. George, Utah. The Company has not yet been required to answer this Complaint. The Company is attempting to resolve the Commission's concerns with respect to the Company, as expressed in this Complaint.

   The Company's Southern Utah Properties

      RED HAWK

   In 1994, the Company named its 616 acre parcel of undeveloped land in Washington, Utah the Red Hawk(TM) International Golf & Country Club ("Red Hawk(TM)"), and on June 1, 1994, the Company acquired an additional 54 acres of adjacent land, thus increasing the Red Hawk(TM) project to 670 acres. Red Hawk(TM) is a master-planned residential golfing and recreational community that, when completed, will include more than 945 building lots, a 27 hole golf course, tennis courts, swimming pools, and other recreational amenities. Phase I was designed to include the first 18 holes on the golf course, five corporate villa lots, seven cottage lots, and one hundred-two estate lots. The remaining 9 holes on the golf course, the Club House and amenities, and the bulk of the residential and commercial land developments are planned for subsequent phases, and have not yet been started, except in the overall project design and surveys.

   In 1996, Washington City completed construction of a storage tank for culinary (drinking) water in close proximity to Red Hawk(TM), together with a water pumping station and delivery lines which run through Red Hawk(TM), thus assuring Red Hawk(TM) will have an adequate supply of culinary water available. (The Company paid part of this water line) In addition, there are ten (10) separate wells on the Red Hawk property, and these wells will not only provide the lakes included in the design of the project, but could also be developed into sources of culinary and irrigation water.

   Since 1992, the Company has expended a total of $2,972,985 on the planning, development and construction of Red Hawk(TM), most of which was spent on the construction of Phase I. This amount was funded in part by equity capital provided by the Company's shareholders, but mostly was debt financed.

   Significant cost and effort have been expended in gaining initial government approvals and permits. The final plat for Red Hawk(TM) will be recorded upon installation of all Phase I improvements and/or bonding for the same. The Company believes that no other permits or authorization are required until after filing of the final plat for Phase I, at which time building permits for homes at the project can be obtained from Washington City. During 1996, the Company was optimistic that Phase I could be finished before year-end and that sales of residential lots could begin in earnest in early 1997. Indeed, substantially all of the first 18 holes have been roughed in, most of the lakes have been dug out, and the sewer utilities have been installed in the roughed in residential portion of Phase I. However, construction was halted in late 1996 before Phase I could be completed, because of increasing costs and a lack of money. Although hopeful of rejuvenating the project through new capital, the Company proved unable to raise any further funds for the project. There is a risk that the current cessation of work on the project, if continuing, may result in the need to redo some or all existing local and other governmental approvals obtained to date.

   The Company estimates that approximately 40% of the needed work on Phase I has been accomplished to date, and that an additional approximately $6,400,000 in investment capital and a solid nine months of construction activity will bring Phase I of Red Hawk(TM) to a point where golf can take place on the course and fully developed residential lots can be sold for home construction. If the Company were to undertake the construction of "spec" homes, or otherwise reserve to itself the development of the residential units at the project, the capital required for Phase I would be substantially higher than the $6,400,000 estimate, and it could take two to three years or more to fully build out the residential lots in Phase I.

   The Company estimates that it could take up to ten years to fully develop all phases of Red Hawk(TM), and that between $15,000,000 and $60,000,000 of additional investment capital will be needed to reach the full development stage, again depending on whether the Company involves itself in the construction of residential properties or simply sells developed lots.

      COTTON MANOR AND COTTON ACRES

   Cotton Manor, a 20-acre development approved and platted for a total of 130 units. Of the 36 total approved units in Phases I and II, 28 condominium units are complete (one two-story building with 16 units and three one-story four-plexes). Eight units remain to be built. Recreational facilities including a swimming pool, tennis courts, and a putting green were constructed in Phase I.

   The Company has amended the plat for Cotton manor to accommodate 94 additional units as single detached units. These are referred to as "cottages" or "townhomes". In Phase III, two cottages were built. One Phase III cottage has been sold to a third person, while the other is being used by the Company as a model, sales office and, executive office. Development of the 19 lots in Phase IV has been completed at a cost of approximately $11,700 per lot. Three of the Phase IV lots have been sold. One lot was purchased by Bruce Frodsham, a former Company Vice President, at the Company's offer price of $15,000. Mr. Frodsham has built a home on the lot at his cost. In early 1997, a second Phase IV lot was transferred to Mr. George Badger to enable Mr. Badger to get a loan to finance construction of a home on the site for entry by the Company in a home show. The Company's entry won the "best of the show" award. Currently, Mr. Badger is paying the indebtedness on the property and lives there from time to time. A third lot was recently sold to an unaffiliated third party builder. Building permits will be obtained from the City of St. George as needed. Following the sale of the 19 units in Phase IV, the Company intends to commence developing and marketing additional Phases.

   While the Company is still marketing Cotton Manor cottage sites, without further investment the Company cannot build the remaining 17 cottages in Phase IV or engage in further development of the project.

   Cotton Manor residents belong to the Condominium Association or the Planned Unit Development Association, and pay a monthly fee to support the common area maintenance. To date, fees collected have not been sufficient to cover costs, and the Company has subsidized the project from inception. The Company retains control over the two homeowners associations at Cotton Manor. The Company maintains property and liability insurance on the Cotton Manor project at a cost of approximately $6,000 per year.

   Cotton Acres is a 60-acre development approved and platted for 238 single family detached home lots. 182 lots in Phases I-IX have been sold and dwelling units on these lots have been completed, mostly by the lot buyers instead of the Company. Development of Phase X, consisting of 19 new lots, has been completed at a cost of approximately $165,000. All Phase X lots have been sold or pre-sold with a deposit and are expected to close during the first six months of 1998. Phase XI has been platted and approved for a final 37 lots. At the current time, pre-sale reservations have been received by the Company for 10 of the Phase XI lots. Management anticipates that the development and sale of the lots from all of the remaining potential phases of Cotton Acres could be completed within two years, provided that sufficient development funding becomes available for this purpose. There is also no assurance that market conditions will allow for this schedule, even if sufficient funding were available.


Item 6. Resignation of Registrant's Directors

   On December 18, 1997, as previously announced, Duane Marchant, the former President of the Company, resigned as an officer and director of the Company in the wake of his being named in the Commission's civil complaint, discussed in

Item 5, above. Mr. Marchant had previously agreed with the Company that he would resign if he was named as a defendant in a Commission action.


Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

   Attached as Amended Exhibit 99.1 are the audited balance sheet of U.S. Golf Communities, Inc. at December 31, 1996 and the audited income statements and statements of cash flows for the years ended December 31, 1996 and 1995.

   Attached as Amended Exhibit 99.2 are the unaudited balance sheets and income statements as of September 30, 1997 and 1996 for U.S. Golf Communities.

   Attached as Amended Exhibit 99.3 are pro forma financial statements combining financial information for U.S. Golf Communities at December 31, 1996 and financial information for the Company at March 31, 1997.


Item 8. Changes in Fiscal Year

            As a result of the reverse acquisition transaction with U.S. Golf Communities, Inc., and pursuant to Commission accounting rules, the Company has changed its fiscal year from March 31 to December 31. The Company will file its first audited financial statement with its new fiscal year end for the year ended December 31, 1997 in connection with its Annual Report on Form 10-KSB due on or before March 31, 1998.


Item 9. Sales of equity securities pursuant to Regulation S

            Not Applicable.

   The following exhibits are filed with the Report.

         Exhibit No.   Description

            10.1 Letter from Jones, Jensen & Co. recognizing the cessation of the independent auditor relationship.

            10.2 Letter from BDO Seidman LLP accepting independent auditor relationship with the Company.

    Amended 99.1       Audited Financial Statements  for U.S.  Golf Communities,
                       Inc. as of December 31, 1996.

    Amended 99.2       Unaudited Financial Statements for U.S. Golf Communities,
                       Inc. as of September 30, 1996 and 1995.

    Amended 99.3       Pro  Forma  Combined   Financial   Information  for  Golf
                       Ventures,  Inc. (as  of  March 31,  1997)  and  U.S. Golf
                       Communities, Inc. (as of December 31, 1996)



                                                     GOLF VENTURES, INC.

                                                     /s/ Warren Stanchina
                                                     ---------------------------
                                                     Warren Stanchina, President

DATED:  May 5, 1998
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